PROXY


                              COMFORCE CORPORATION
     SOLICITED BY THE BOARD OF DIRECTORS for Annual Meeting of Stockholders

                               2001 Marcus Avenue
                          Lake Success, New York 11042

         The undersigned hereby appoints Michael Ferrentino and Christopher P. Franco as Proxies, each with the power to appoint his or her substitute, to vote all of the shares of common stock of COMFORCE Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on the record date, December 15, 1995, at the annual meeting of stockholders to be held on February 5, 1996, or any adjournment thereof, as directed and, in their

         Your vote for five directors may be indicated on the reverse side. Michael Ferrentino, Dr. Glen Miller, Richard Barber, Peter D. Matthy and Keith Goldberg have been nominated for one year terms.Notice of Annual Meeting and set forth in the Proxy Statement.

         Your vote for five  directors  may be  indicated  on the reverse  side.


Michael Ferrentino, Dr. Glen Miller, Richard Barber, Peter D. Matthy and Keith Goldberg have been nominated for one year terms.


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     The Board of Directors  Recommends a Vote "For" all proposals.ever,  if you execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Please mark box p or x


     The Board of Directors  Recommends a Vote "For" all proposals.

1. Election of Directors: (duly  nominated       Withheld for the following
   and named only on the reverse side of        (write the  nominee's name in
   this proxy)                                   the space below).

         FOR      Withheld
                   for all            _________________________________________


2.  Ratify issuance of stock

         FOR      Against  Abstain


3.  Ratify YEILD transactions

         FOR      Against  Abstain


4.  Amend Certificate of Incorporation

         FOR      Against  Abstain
5.  Amend Long-Term Stock Investment Plan

         FOR      Against  Abstain

6.Appointment  of  Independent  Auditors
          FOR      Against  Abstain


When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

         Dated: __________________________________________________, 199_

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                                    Signature

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                            Signature if held jointly